Morgan Stanley Mortgage Securities Trust
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased: FHLMC Multifamily Structured
PAS X1 0.4324% due 7/25/2023
Purchase/Trade Date: 10/4/2013
Offering Price of Shares: $2.529
Total Amount of Offering: $1,380,269,000
Amount Purchased by Fund: $$6,380,000
Percentage of Offering Purchased by Fund: 0.462
Percentage of Fund's Total Assets: 0.23
Brokers: BofA Merrill Lynch, Wells Fargo Securities,
Barclays, JP Morgan, Morgan Stanley, RBS, The Williams
Capital Group, L.P.
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Fannie Mae Connecticut Avenue
Securities 2013-C01 M1 2.174% due 10/25/2023
Purchase/Trade Date: 10/15/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $337,500,000
Amount Purchased by Fund: $308,000
Percentage of Offering Purchased by Fund: 0.091
Percentage of Fund's Total Assets: 0.43
Brokers: BofA Merrill Lynch, Credit Suisse, RBS,
Barclays, Morgan Stanley, CastleOak Securities, L.P.
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.